DORSET REALTY GROUP
CANADA LIMITED
--------------------------------------------------------------------------------
Suite 200 - 8211 Ackroyd Road
Richmond, B.C. V6X 319
Telephone (604) 270-1711
Fax (604) 270-8446

                                  EXHIBIT 10.14

                [DORSET REALTY GROUP CANADA LIMITED - LETTERHEAD]

December 8, 1998

MDU Communications Ltd.
133-11951 Hammersmith Way
Richmond BC  V7A 5E5

Dear Sirs:

RE:      133-11951 HAMMERSMITH WAY
         LEASE PAYMENTS

We are writing as property managers for the Hammersmith Corporate Centre. We hereby confirm your base rent is $1,000.00 per month effective January 1, 1999. Your ESTIMATED ADDITIONAL RENT (operating cost), based on an annual basis is as follows:


Maintenance Fees*                                            $1,088.88
Property Taxes                                               $2,400.00
Management Fee                                               $  600.00
                                                             ---------
Total                                                        $4,088.88


The total divided by twelve months equals $340.74. Therefore your monthly rent is:


January 1, 1999                                              February 1, 1999 On:
---------------                                              --------------------
Base Rent                          Deposit                   Base Rent                    $   1,000.00
Additional Rent                 $   340.74                   Additional Rent              $     340.74
GST                             $    23.85                   GST                          $      93.85
                                 ---------                                                 -----------
Total                           $   364.59                   Total                        $   1,434.59


Please make cheques payable to "Dorset Realty In Trust". If you have any questions, please contact the writer. Thank you.

Yours truly,

/s/ Dale Schuss

Dale Schuss
Property Manager

* Includes building insurance, water/sewer, landscaping, general exterior repair and maintenance outside electricity, garbage removal.


cc:      G. Brandt, Progressive Properties Ltd., Richmond, BC

                                 OFFER TO LEASE
                        RE/MAX REAL ESTATE SERVICES LTD.


215 - 3989 Manning Drive
Burnaby, B.C.
V5C 6N6

Progressive Properties Ltd.

---------------------------------------------

---------------------------------------------      Telephone:
                                                   Facsimile:
                                                             (as "Landlord")
MDU Communications Ltd.
108 - 11951 Hammersmith Way
Richmond, B.C.                                     Telephone:
                                                   Facsimile:
                                                               (as "Tenant")
1. The Tenant hereby offers to lease from the Landlord certain space (the "Premises") described as follows:

Address of Premises:  133 - 11951 Hammersmith Way, Richmond, B.C.
                    ----------------------------------------------------------

------------------------------------------------------------------------------

Further Description (Sketch if necessary):  1538 sq. ft.
                                          ------------------------------------

------------------------------------------------------------------------------

Parking Spaces:  3
               -----------------------------

2. The Lease for the Premises will be on the following terms and conditions:

         a)       Term of Lease: Jan. 1, 1999  to  Dec. 31, 2001 Being 3 Years.
                                --------------    ----------------------------

         b)       Date of Occupancy: Upon Lease Execution for Storage
                                     ------------------------------------
         c)       Rental Rate: $1000 Year 1, $1025 Years 2 and 3 (-) DOLLARS per
                              --------------------------------------
                  month payable monthly in advance on the First day of each month and every month during the Term.

         d) Rental Deposit: A deposit by way of Certified Cheque or Bank Draft payable to "RE/MAX REAL ESTATE SERVICES LTD "in trust" in the sum of $2300 (-) which sum includes applicable G.S.T. shall be payable within TWENTY-FOUR (24) hours of acceptance of this Offer and shall be retained and applied as the basic rent and applicable G.S.T. for the FIRST (1st) month of this Lease and the balance as a security deposit (not to bear interest) or shall be returned to the Tenant if the conditions precedent contained in Clause 3. are not fulfilled.

         e)       Taxes and Operating Expenses:

                  This Offer to Lease shall be completely NET to the Landlord except for structural repairs and the Tenant hereby agrees to pay, in addition to the basic monthly rent their proportionate share namely 100% of all costs, charges, expenses and outlays of any nature whatsoever arising from or relating to the Leased Premises, including without limitation, the following terms (which are more fully detailed in the Lease)

                  *Real Property Taxes                     *Building Insurance
                   Good and Services Taxes                 *Building Maintenance
                   Hydro Utilities                         *Property Management
                   Water Rates                              Directory Signs

                  * Budgeted at 305 + G.S.T./mo. For 1998

         f)       Lease Form:

                  Upon acceptance of this Offer, a Formal Lease shall be executed by the Landlord and Tenant by ________________ such lease shall include all the terms and conditions outlined in this Offer. The cost of preparing such Lease shall be for the Landlord's account. If the Tenant wishes to register the Lease the expense for survey and registration are to be for the Tenant's account.

         g)       Renewal Option:

                  Tenant will have an option to renew this Lease for an additional term of THREE (3) years under the same terms and conditions except as rent and this option to renew. The rent for the option period is to be the then prevailing fair market rent for similar properties in the immediate area but in no event shall the rent be less than that paid in the last month of the initial Lease Term. Failing agreement, the rent is to be fixed by arbitration under the commercial Arbitration Act of British Columbia. Tenant must give written notice of intention to exercise its option to renew on or before Four
                  (4) months prior to Lease expiry.

3. [THIS ITEM #3 HAS BEEN CROSSED OUT OF THIS AGREEMENT.] This Offer to Lease is subject to the following Conditions Precedent which shall be for the sole benefit of the _______. The Conditions Precedent are to be removed in writing on or before ____________. Failing removal, this Offer shall be null and void and all deposit monies are to be returned to the _________.

         --------------------------------------------------

         --------------------------------------------------

         --------------------------------------------------

4.       Further Conditions:

         The Tenant shall have the right during first year of the rent to purchase the premises for the price of $145,000.

5. Landlord to complete the following improvements, at its expense, by the occupancy date or as soon thereafter as possible:

         (1)      To ______ front office included in allowance.

         (2) To provide allowance of $6,000 to constitute Tenants' office. The Tenant will provide Landlord a plan from Dave Sanford which it will cost and approve. Tenant to pay costs above $6,000 allowance.

6. Acceptance of this Offer by the Landlord is conditional upon the Tenant providing the Landlord with information regarding the financial status of the Tenant as the Landlord may reasonably require for the purposes of determining the financial strength of the Tenant. Within five (5) business days of the date of execution of this Offer by the Landlord the Tenant shall supply the Landlord with the requested information. The Landlord shall have five (5) business days from the date of receipt of the aforesaid information to determine whether or not the Tenant is of sufficient financial strength. If the Landlord gives written notice within the time limit specified that the Tenant is not of sufficient financial strength then this offer shall become null and void and the deposit returned to the Tenant immediately. If no written notice is given, the financial strength will have been deemed satisfied.

7.       Tenant's use of the premises shall be office, assembly, storage,

8. Tenant is solely responsible for obtaining any permits and licenses associated with its occupancy of the Premises.

9. There are no warranties, representations or guarantees other than those contained herein.

10. Any additional covenants set forth in writing and attached hereto as Schedule "A" shall apply in addition to the above clauses.

11. Facsimile: The Tenant and the Landlord agree that this Offer/Counter Offer when executed acceptance thereof may be communicated by facsimile and that such agreements shall be legal and binding upon the parties hereto.



THIS OFFER TO LEASE shall be open for acceptance up to 5 p.m. on the 24 day of Nov. 1998.

DATED at Richmond this 24 day of Nov., 1998.

Upon acceptance by Landlord signing a copy of this Offer, same shall constitute a binding agreement to lease on the terms and conditions herein set forth. If the Tenant fails to execute and deliver the lease to Re/Max Real Estate Services Ltd. by the date prescribed in Clause 2 f), the Tenant shall forfeit the deposit as liquidated damages.

                                            TENANT:  MDU Communications, LTD



Per:     /s/                                Per:     /s/
------------------------------              --------------------------------
Witness                                     (Authorized Signatory)

Receipt of the above mentioned Deposit is hereby acknowledge by RE/MAX REAL ESTATE SERVICES LTD.

RE/MAX REAL ESTATE SERVICES LTD.            Per:
Leasing Broker                              -----------------------------------

RE/MAX REAL ESTATE SERVICES LTD.            Per:
Listing Broker                              -----------------------------------

We hereby agree to lease the above described premises upon the terms and conditions set forth. We also agree to pay our agent, the Listing Broker, a commission equal to TWO (2) months' base rent along with any applicable Goods and Services Tax (G.S.T.). Upon the date set for occupancy or upon execution of the Lease, whichever occurs first, the commission and G.S.T. is then due and payable and may be deducted from the deposit, with any remaining balance to be paid forthwith to the Landlord. If the Lease agreement contains an Option to Purchase and the Tenant purchases the building, the Landlord shall pay a commission to the Listing Broker at closing in the amount of 7% on the first $100,000.00 plus 2.5% on the balance less the lease commission paid with respect to the Lease.

DATED at Richmond this 24th day of November, 1998.

                                            LANDLORD:



Per:     /s/                                Per:     /s/
----------------------------------          ------------------------------------
Witness                                     (Authorized Signatory)